Exhibit 24(b)(8)(j)(1):  First Amendment, dated November 20, 2015, to the Fund Participation Agreement, dated September 1, 2007, by and among Legg Mason Investor Services, LLC, Legg Mason Partners Variable Equity Trust, Legg Mason partners Variable Income Trust, Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York.

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

This First Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”), Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York (collectively the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated September 1, 2007 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule A, Schedule B and Schedule C of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A, Schedule B and Schedule C of the Agreement.

2.                  The Company represents that the Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.

3.                   The Company represents and warrants that it understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company's home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with the Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with the Agreement and such requirements that the Fund or the Distributor may notify to Company.

4.   Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

[SIGNATURE PAGE TO FOLLOW]

1

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC                                   Legg Mason Partners Variable Equity Trust

By:      /s/ Michael P. Mattera                                                 By:      /s/ Jane Trust

Name:  Michael P. Mattera                                                      Name:  Jane Trust

Title:    Director                                                                       Title:    President & CEO

Date:    11/20/15                                                                     Date:   Mutual Fund Boards

Legg Mason Partners Variable Income Trust

By:  /s/ Jane Trust

Name: Jane Trust

Title: President & CEO

Date: Mutual Fund Boards

Voya Insurance and Annuity Company                             ReliaStar Life Insurance Company of New York

By:      /s/ Carolyn M. Johnson                                               By:      /s/ Lisa Gilarde

Name:  Carolyn M. Johnson                                                    Name:  Lisa Gilarde

Title:    SVP                                                                             Title:    Vice President

Date:    10-29-15                                                                     Date:   11/5/15

2

SCHEDULE A

SEPARATE ACCOUNTS FUNDING VARIABLE CONTRACTS

Separate Account B of Voya Insurance and Annuity Company

Separate Account EQ of Voya Insurance and Annuity Company

Separate Account NY-B of ReliaStar Life Insurance Company of New York

3

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust

Fund Name	Class	CUSIP
ClearBridge Variable Appreciation Portfolio	I	52467W882
ClearBridge Variable Large Cap Value Portfolio	I	52467M504
ClearBridge Variable Mid Cap Core Portfolio	II	52467X856
QS Legg Mason Variable Conservative Growth	Single	52467W502
QS Legg Mason Variable Growth	Single	52467W700
QS Legg Mason Variable Moderate Growth	Single	52467W601

Legg Mason Partners Variable Income Trust

Fund Name	Class	CUSIP
Western Asset Core Plus VIT Portfolio	Single	52467K771

4

SCHEDULE C

VARIABLE LIFE AND VARIABLE ANNUITY CONTRACTS AND FORM NUMBERS

CONTRACT	FORM NUMBERS

Flexible premium deferred variable annuity, marketed as Empire PrimElite, FG-IA-1000

Flexible premium deferred variable annuity, marketed as Granite PrimElite, GA-IA-1008

Flexible premium deferred variable annuity, marketed as Preferred Advantage, VI-IA-4046

Flexible premium deferred variable annuity, marketed as PrimElite, GA-CA-1007

5